                                                                    EXHIBIT 4(j)

                            Dated 7th September, 2001



                  CREDIT ACCEPTANCE CORPORATION IRELAND LIMITED
                                   AS COMPANY


                                  IN FAVOUR OF

                                  COMERICA BANK
                               AS SECURITY TRUSTEE




                  --------------------------------------------

                                    DEBENTURE
                  --------------------------------------------




                                 A & L Goodbody,
                             25-28 North Wall Quay,
                    International Financial Services Centre,
                                    Dublin 1.
                   Q:\COMM\IFSC\GGL\WORD7\GLAG1101.DOC(OL2)


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
PART 1            INTERPRETATION.............................................................................1

         1.       DEFINITIONS AND INTERPRETATION.............................................................1


PART 2            THE SECURED LIABILITIES....................................................................8

         2.       PAYMENT OF THE SECURED LIABILITIES.........................................................8


PART 3            SECURITY INTERESTS.........................................................................9

         3.       ASSIGNMENTS, FIXED AND FLOATING CHARGES....................................................9

         4.       PERFECTION OF SECURITY AND FURTHER ASSURANCES.............................................10

         5.       RELEASE OF SECURITY.......................................................................11

         6.       CRYSTALLISATION OF FLOATING CHARGE........................................................12

         7.       RESTRICTIONS ON DEALING WITH THE SECURED ASSETS...........................................13


PART 4            REPRESENTATIONS, WARRANTIES AND COVENANTS.................................................15

         8.       REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS.........................................15

         9.       SPECIFIC COVENANTS........................................................................17


PART 5            ENFORCEMENT...............................................................................21

         10.      POWER TO REMEDY...........................................................................21

         11.      ENFORCEMENT...............................................................................22

         12.      APPOINTMENT OF RECEIVER...................................................................22

         13.      PROTECTION OF THIRD PARTIES...............................................................25

         14.      APPLICATION OF PROCEEDS...................................................................26

         15.      POWER OF ATTORNEY.........................................................................27


PART 6            SECURITY TRUSTEE'S ADDITIONAL RIGHTS......................................................28

         16.      GENERAL SECURITY PROVISIONS...............................................................28

         17.      RETENTION OF SECURITY.....................................................................30

         18.      CUSTODY...................................................................................31

         19.      DELEGATION................................................................................31

         20.      PRIOR CHARGES.............................................................................31

         21.      SET-OFF...................................................................................32

         22.      CURRENCY INDEMNITY........................................................................32


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
PART 7            MISCELLANEOUS.............................................................................33

         23.      COSTS.....................................................................................33

         24.      INDEMNITY.................................................................................34

         25.      TRANSFERS.................................................................................34

         26.      PROPERTY OF SECURITY TRUSTEE..............................................................35

         27.      SECURITY TRUSTEE'S CERTIFICATE OR DETERMINATION...........................................35

         28.      NOTICES...................................................................................35

         29.      PARTIAL INVALIDITY........................................................................36

         30.      REMEDIES AND WAIVERS......................................................................36

         31.      AMENDMENTS AND WAIVERS....................................................................36

         32.      COUNTERPARTS..............................................................................36

         33.      INTENTIONALLY BLANK.......................................................................37

         34.      SECURITY TRUSTEE NOT COLLATERAL AGENT.....................................................37



PART 8            GOVERNING LAW AND ENFORCEMENT.............................................................38

         35.      GOVERNING LAW.............................................................................38

         36.      ENFORCEMENT...............................................................................38


                                      -ii-
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THIS DEBENTURE is dated 7th September, 2001 and made by way of deed by:

(1) CREDIT ACCEPTANCE CORPORATION IRELAND LIMITED, registered in Ireland with registered number 254590 and having its registered office at 17, Dame Street, Dublin 2. (the "COMPANY") in favour of

(2) COMERICA BANK, a Michigan banking corporation, as agent and security trustee for the benefit of the Banks under the Credit Agreement (referred to below), (the "SECURITY TRUSTEE").



IT IS AGREED as follows:

                                     PART 1

                                 INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Debenture, unless the context otherwise requires:

         "ADVANCES TO DEALERS" shall mean any and all advances by the Company to Dealers under the Dealer Trading Agreements whether in respect of Instalment Contracts or Leases, as outstanding from time to time.

         "BANKS" has the meaning specified in the Credit Agreement.

         "BILL OF SALE" means a bill of sale taken or to be taken by the Company from a Customer by way of security in a Vehicle for liabilities under a CAC Loan Agreement or such similar document taken by another member of the Group, the rights, title, benefit and interest to and under which have since been assigned, transferred or novated to the Company by such other member of the Group.

         "CAC LOAN AGREEMENTS" means any loan agreement which may be entered into between the Company and a Customer and pursuant to which financing may be advanced by way of loan from the Company to the Customer, to assist the Customer's acquisition of a Vehicle, and may be secured by way of Bill of Sale.

         "COMPANY" has the meaning given to it in the preamble.

         "CONDITIONAL SALE AGREEMENT" means an agreement between the Company as seller and a Customer as buyer, a specimen of which has previously been supplied to the Security Trustee in connection with its execution of this Debenture, under which the Company sells to the Customer a Vehicle which the Company has purchased from the Dealer on terms that the price is payable by the Customer in instalments and where

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         risk in the Vehicle passes to the Customer upon delivery but title to the Vehicle remains with the Company until all instalments together with any costs, fees, expenses and default interest have been paid in full to the Company or such similar agreement entered into between another member of the Group and a Customer, which the rights, title, interest and benefit to and under which have since been assigned, transferred or novated to the Company by such other member of the Group.

         "CONVEYANCING ACTS" means the Conveyancing and Law of Property Acts, 1881 to 1911.

         "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of June 11, 2001 (amended and restating the prior Credit Agreement) between, inter alia, Credit Acceptance Corporation, a Michigan corporation, other parties and Comerica Bank as administrative agent (as amended, restated or otherwise modified from time to time).

         "CUSTOMERS" means the person or persons who enters into a Conditional Sale Agreement with the Company after being introduced to the Company by a Dealer.

         "DEALER" shall mean a person engaged in the business of the retail sale or lease of motor vehicles, whether new or used, selling new motor vehicles, but having a used vehicle department, including any such person which constitutes an affiliate of the Company.

         "DEALER TRADING AGREEMENT" means an agreement entered into between a Dealer in Ireland and the Company, a specimen of which has previously been supplied to the Security Trustee in connection with its execution of this Debenture, pursuant to which the Dealer agrees that from time to time it will introduce Customers to the Company who seek finance to acquire a Vehicle from the Dealer and that it will sell such Vehicles to the Company for a charge or commission (the acquisition of such Vehicles by Customers being subsequently financed by the Company by way of a Conditional Sale Agreement or, subject to Clause 8.8 (Finance of Acquisition of Vehicles), a CAC Loan Agreement) or such similar agreement entered into between another member of the Group and a Dealer, the rights, title, interest and benefit to and under which have since been assigned, transferred or novated to the Company by such other member of the Group.

         "DEBTS" means all present and future book and other debts and other monies due, owing or payable to the Company including, but not limited to, such monies due under the Irish Contracts or any Intercompany Loans and the benefit of any claims, insurance policies (including the proceeds of the same), guarantees and any other rights relating to any of the above, including any security or remedies for any of the same, now or at any time enjoyed or held by the Company.

         "DEFAULT RATE" means the rate specified in clause 2.9 of the Credit Agreement.

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         "DISCHARGE DATE" has the meaning given to it in Clause 5.1 (No discharge of security).

         "DISPUTE" has the meaning given to it in Clause 36.1 (Jurisdiction of Irish courts).

         "DISSOLUTION" of a person includes the dissolution, bankruptcy, insolvency, winding-up, liquidation, administration, examination, amalgamation, reconstruction, reorganisation, arrangement, adjustment, administrative or other receivership or dissolution of that person, its official management or all of its assets or revenues or the seeking of protection or relief of debtors and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction.

         "DOCUMENTS" means this Debenture and each of the Loan Documents.

         "ENFORCEMENT EVENT" means any of the following events:

         (a) a breach by the Company of any provision of this Debenture (including Clause 2.1 (Covenant to Pay)) or any other Document;

         (b) the occurrence of an Event of Default in connection with, or relating to, any obligor in respect of any of the Secured Liabilities; or

         (c) the taking of any action by any person to enforce any Security Interest over any of the Company's assets other than the Security.

         "EVENT OF DEFAULT" means each of those events of default specified in clause 9.1 of the Credit Agreement.

         "GROUP" means the Company and its Subsidiaries and the Company's holding company (as defined in Section 155 of the Companies Acts 1963-99) and its Subsidiaries.

         "INSTRUMENTS" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken or any security interest (or right or interest in any security interest) is granted or perfected or purported to be granted or perfected.

         "INSURANCE PROCEEDS" means all monies which may from time to time be payable to or received by the Company (whether as an insured party or as loss payee) pursuant to any Insurance and the proceeds of all claims made by the Company under any such Insurance.

         "INSURANCES" means all policies and contracts of insurance which have been or are from time to time taken out by or on behalf of the Company or (to the extent of its interest) in which the Company has an interest (including as loss payee or additional insured) and including, for the avoidance of doubt, all renewals of and replacements for such policies and contracts of insurance.

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         "INTELLECTUAL PROPERTY" means all patents, designs, copyrights, design rights, trade and service marks, utility models, trade and business names, moral rights, know-how formulae, inventions, confidential information, trade secrets, computer records and computer software programs and systems (including applications, improvements, prolongations, extensions and rights to apply for, and the benefit of any licences or consents relating to, any of the above) and rights of a like nature whether registered or unregistered and all fees, royalties or other rights derived from or incidental to the same arising or subsisting in any part of the world now or at any time belonging to the Company.

         "INTERCOMPANY LOANS" means all loans which the Company may, at any time and from time to time, make to other members of the Group in accordance with the Credit Agreement.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of December 15, 1998 as amended by the First Amendment thereto, dated as of March 30, 2001 (as further amended, amended and restated, supplemented or otherwise modified from time to time) among the Security Trustee, the Banks and certain Noteholders (as defined therein).

         "IRISH CONTRACTS" means the Conditional Sale Agreements, CAC Loan Agreements, Bills of Sale and Dealer Trading Agreements.

         "LOAN DOCUMENTS" has the meaning given to it in the Credit Agreement.

         "PARTY" means a party to this Debenture and includes its successors in title, permitted assigns and permitted transferees.

         "PERMITTED SECURITIZATION" shall mean a "Permitted Securitization" as such term is defined in the applicable Loan Documents.

         "PERMITTED SECURITY INTERESTS" means "Permitted Liens" as such term is defined in the Credit Agreement.

         "RECEIVER" means any receiver, receiver and manager or administrative receiver appointed by the Security Trustee over all or any of the Secured Assets pursuant to this Debenture whether alone or jointly with any other or additional person and includes any substitute for any of them appointed from time to time.

         "SECURED ASSETS" means all of the undertaking and assets, rights and property of the Company which are the subject of any security created or purported to be created by this Debenture and includes any part of or any interest in any of them save that any assets sold or disposed of pursuant to Clause 5.3 (Release for Permitted Securitizations) shall not, once such assets have been released from the security granted by this Debenture, constitute Secured Assets.

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         "SECURED LIABILITIES" means all monies, obligations and liabilities whatsoever whether for principal, interest or otherwise in whatever currency which may now or at any time in the future be due, owing or incurred pursuant to or in connection with the Credit Agreement by any or all of the Company, CAC of Canada Limited, a corporation organised under the laws of Canada and Credit Acceptance Corporation UK Limited, a corporation organised under the laws of England and Wales, together with any other Foreign Subsidiary (as defined in the Credit Agreement) which becomes a Permitted Borrower under the Credit Agreement whether present or future, actual or contingent, and whether alone, severally or jointly as principal, guarantor, surety or otherwise and in whatever name and whether on any current or other account or in any other manner whatsoever Provided that there shall be excluded from this definition any money, obligation or liability which would, but for this proviso, cause the covenant set out in Clause 2.1 (Covenant to Pay) or the security which would otherwise be constituted by this Debenture to constitute unlawful financial assistance prohibited by Section 60 of the Companies Acts 1963-99.

         "SECURITY" means the security from time to time constituted by or pursuant to this Debenture.

         "SECURITY DOCUMENTS" means this Debenture and any other document guaranteeing or creating security for or supporting the obligations of the Company or any other person to the Security Trustee or any of the Banks.

         "SECURITY INTEREST" means any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement or any other type of security or preferential arrangement howsoever arising.

         "SECURITY TRUSTEE" has the meaning given to it in the preamble.

         "SPECIAL ACCOUNTS" means upon or after the occurrence of an Enforcement Event such separate and denominated account or accounts with the Security Trustee or such other bank or banks as the Security Trustee may thereafter specify from time to time in writing as the account or accounts into which the Debts are to be paid.

         "TANGIBLE MOVABLE PROPERTY" means all plant, equipment and machinery now or at any time vested in or held by or on behalf of the Company and all related spare parts, fuels, equipment and tools.

         "VEHICLE" means a mechanically propelled vehicle as defined in the Road Traffic Act 1961 (as amended) or a light commercial vehicle (which in any case has not been adapted from its original manufacturer's specification) and all accessories and replacements fitted to the said Vehicle whether by the Company or the Dealer or another.

1.2      INTERPRETATION

         (a)      Any reference in this Debenture to:

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                  (i)      "APPLICABLE LAW" includes any law (including common
                           or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order, rule, convention, procedure, consent, request, determination or any other legislative measure or requirement (whether or not having the force of law) of, and any interpretation of the same by, any governmental, intergovernmental, supranational, national, federal, state, regional, local, statutory, regulatory, self regulatory or other body or court;

                  (ii) the "ASSETS" of any person includes the whole or any part of its business, undertakings, property, intellectual property, shares, securities, debts, accounts, revenues (including any right to receive revenues), goodwill, shareholdings and uncalled capital including premium whether now or at any time acquired and any other assets whatsoever;

                  (iii) a "BUSINESS DAY" is a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London, Dublin and the United States of America;

                  (iv) a "DISPOSAL" includes any sale, lease, transfer, conveyance, assignment, licence, sub-licence or other disposal and "DISPOSE" and "DISPOSED" shall be construed accordingly;

                  (v) a "GUARANTEE" includes any guarantee, bond, indemnity, letter of credit, third party security or other legally binding assurance against financial loss granted by one person in respect of any indebtedness of another person or any agreement to assume any indebtedness of any other person or to supply funds or to invest in any manner whatsoever in such other person by reason of or otherwise in relation to any indebtedness of such other person;

                  (vi) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                  (vii) "MATERIAL ADVERSE EFFECT" means, in the opinion of the Security Trustee acting reasonably, a material adverse effect on:

                           (A)      the business, operations, assets or
                                    financial condition of the Company;

                           (B) the ability of the Company to perform any material obligation under any Document to which it is a party; or

                           (C) the legality, validity or enforceability of any material provision of this Debenture or any of the other Documents or the rights and remedies of the Security Trustee hereunder or thereunder;

                  (viii) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the above;

                  (ix) a "SUBSIDIARY" of any person means any other person which is a "subsidiary undertaking" of the first-mentioned person within the meaning of Section 155 of the Companies Acts 1963-99 as in force at the date of this Debenture;

                  (x) "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

                  (xi) a "DOCUMENT" or any other agreement or Instrument is a reference to that Document or other agreement or Instrument as amended or novated from time to time;

                  (xii) "VAT" means value added tax and any other tax of a similar nature;

                  (xiii) a provision of law is a reference to that provision as the same may have been, or may from time to time be, amended or re-enacted; and

                  (xiv) any person shall be construed so as to include it and any subsequent successors and assigns in accordance with their respective interests.

         (b) Section, Clause and Schedule headings are for ease of reference only.

         (c) Unless otherwise specified, a reference to any Section, Clause or Schedule is a reference to such Section, Clause or Schedule of this Debenture.

1.3      CREDIT AGREEMENT

         All terms defined in the Credit Agreement which are used in this Debenture shall bear the same meaning as in the Credit Agreement unless the context requires otherwise. In the event of any conflict between the meaning of any term defined in the Credit Agreement and in this Debenture the definition in this Debenture shall prevail.


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                                     PART 2

                             THE SECURED LIABILITIES

2.       PAYMENT OF THE SECURED LIABILITIES

2.1      COVENANT TO PAY

         The Company covenants with the Security Trustee and the Banks that it shall pay and discharge the Secured Liabilities when due in accordance with the Credit Agreement to the Security Trustee or the Banks.

2.2      INTEREST

         If the Company fails to pay any amount due under Clause 2.1 (Covenant to pay) on the due date for payment of the same, the Company shall pay interest on such amount (after as well as before any judgment) from the due date until the date of payment (notwithstanding the Dissolution of the Company), calculated on a daily basis at the rate or rates applicable under the agreements or arrangements under which such amount is payable or, if no such rate or rates are specified, at the Default Rate, upon such days and upon such terms as the Security Trustee may from time to time determine.

2.3      NO WITHHOLDING

         All sums payable by the Company under this Debenture shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law, in which event the Company will:

         (a) simultaneously with making the relevant payment under this Debenture pay to the Security Trustee such additional amount as will result in the receipt by the Security Trustee of the full amount which would otherwise have been received; and

         (b) promptly supply the Security Trustee with evidence satisfactory to the Security Trustee that the Company has accounted to the relevant authority for the sum withheld or deducted.










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                                     PART 3

                               SECURITY INTERESTS

3.       ASSIGNMENTS, FIXED AND FLOATING CHARGES

3.1      FIXED CHARGES

         The Company as beneficial owner and as a continuing security for the payment and discharge of the Secured Liabilities charges by way of fixed charge in favour of the Security Trustee:

         (a)      the Tangible Movable Property;

         (b)      the Intellectual Property;

         (c) all present and future goodwill and uncalled capital of the Company;

         (d)      the Debts;

         (e) all monies now or at any time standing to the credit of any bank account (including any Special Account) opened or maintained by the Company with any person; and

         (f) all Vehicles to which the Company holds the title and the purchase of which are being financed by the Company pursuant to any of the Irish Contracts.

3.2      ASSIGNMENT IN EQUITY

         The Company as beneficial owner as a continuing security for the payment and discharge of the Secured Liabilities assigns in equity to the Security Trustee all of the Company's right, title and interest in and to all present and future rights and claims of the Company under or in respect of the Irish Contracts including, but not limited to, all of the Company's right, title and interest in and to all present and future rights and claims of the Company under any Conditional Sale Agreements and any Dealer Trading Agreements.

3.3      FLOATING CHARGE

         The Company as beneficial owner and as a continuing security for the payment and discharge of the Secured Liabilities charges in favour of the Security Trustee by way of floating charge the whole of the undertaking and all the assets, rights and income of the Company both present and future not otherwise effectively mortgaged, charged or assigned (whether at law or in equity) pursuant to Clauses 3.1 (Fixed charges) and 3.2 (Assignment in equity).

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3.4      RANKING OF CHARGES

         The charges created by Clause 3.1 (Fixed charges) shall constitute first fixed charges. The charge created by Clause 3.3 (Floating charge) shall be a first floating charge unless and until it is converted into a fixed charge pursuant to Clause 6 (Crystallisation of floating charge) or by operation of law.

3.5      FAILURE OF ASSIGNMENT

         If for any reason the assignment of any of the Secured Assets referred to in Clause 3.2 (Assignment in equity) is found to be ineffective and/or if any sums payable in respect of such Secured Assets are received by the Company, the Company shall hold the benefit of such Secured Assets and any such sums received by it on trust for the Security Trustee and shall account to the Security Trustee for or otherwise apply all such sums as the Security Trustee may direct and shall otherwise at its own cost take such action and execute such documents as the Security Trustee may reasonably require.

3.6      PERFORMANCE OF OBLIGATIONS

         The Company shall remain at all times liable to perform all of the obligations assumed by it under or in respect of the Irish Contracts and the Documents to the same extent as if the Security had not been created and neither the Security Trustee nor any Receiver shall be under any obligation or liability to the Company or to any other person under or in respect of any Irish Contract or Document.

4.       PERFECTION OF SECURITY AND FURTHER ASSURANCES

4.1      FURTHER ASSURANCES

         The Company shall at the request of the Security Trustee and at its own expense promptly execute (in such form as the Security Trustee may reasonably require) such Instruments and otherwise do such acts and things as the Security Trustee may reasonably require to improve, preserve, perfect or protect the security created (or intended to be created) by this Debenture or the priority of the same or upon or after the occurrence of an Enforcement Event to facilitate the realisation of or otherwise to enforce the same or to exercise any of the Security Trustee's or any Receiver's rights in relation to the same. In particular, but without limitation, the Company will:

         (a) execute a legal assignment over all or any of the Debts charged by this Debenture; and

         (b) upon the occurrence of an Enforcement Event execute a valid fixed charge over:

                  (i) any asset subject to the floating charge created pursuant to Clause 3.3 (Floating charge);

                  (ii) all bank accounts which the Company maintains at such time and from time to time thereafter (and procure that the Company's banker(s) execute an acknowledgement of such fixed charge in a form satisfactory to the Security Trustee at such time); and

                  (iii) any asset subsequently acquired by the Company which would, if such asset had been owned by the Company at the date of this Debenture, have been charged pursuant to Clause 3.1; and

         (c) notify the Security Trustee promptly if it wishes to undertake any of the following activities (prior to undertaking such activities) and execute an amendment to this Debenture and/or such other additional security document as the Security Trustee reasonably requires if the Company wishes to:

                  (i)      materially amend or modify the Irish Contracts; or

                  (ii) without prejudice to Clause 8.8 (Finance of Acquisition of Vehicles), finance a Customer's purchase of any Vehicle in Ireland by way of CAC Loan Agreement and/or Bill of Sale or accept any assignment, transfer or novation of the right, title, interest or benefit, to or under, any CAC Loan Agreement or Bill of Sale from any other member of the Group.

4.2      INTENTIONALLY BLANK

5.       RELEASE OF SECURITY

5.1      NO DISCHARGE OF SECURITY

         This Debenture and the Security shall be continuing security for the Secured Liabilities and shall not be considered as satisfied or discharged by any intermediate payment or settlement of all or any part of the Secured Liabilities or any other matter or thing whatsoever and shall be binding until the date (the "DISCHARGE DATE") on which:

         (a) all of the Secured Liabilities have been unconditionally and irrevocably paid or discharged in full to the satisfaction of the Security Trustee;

         (b) the Security Trustee is satisfied that each of the Banks and it have ceased to have any commitment, liability or obligation (whether actual or contingent) to make any credit or provide any other accommodation to the Company under any Document or otherwise or to any other person in respect of whose liabilities the Company has undertaken a liability to the Security Trustee or the Banks under or pursuant to any Document; and

         (c) the Security Trustee is satisfied that the Company has ceased to have any liability (whether actual or contingent) to the Security Trustee and the Banks under or pursuant to any Document in respect of any matter or thing whatsoever.

5.2      RELEASE OF SECURITY

         Following the Discharge Date and at the request and cost of the Company, the Security Trustee shall, as soon as reasonably practicable after receipt of such request, release and discharge without recourse, representation or warranty whatsoever the Security and re-assign without recourse, representation or warranty whatsoever property and assets charged or assigned to the Security Trustee by or pursuant to this Debenture to the Company (or as it shall direct), subject to the provisions of the Credit Agreement and Clause 17 (Retention of Security) and to the rights and claims of any person having prior rights over the same. Any release or discharge of the Security or of any of the Secured Liabilities shall not release or discharge the Company from any liability to the Security Trustee or the Banks for the Secured Liabilities or any other monies which exists independently of this Debenture.

5.3      RELEASE FOR PERMITTED SECURITIZATIONS AND TRANSFERS OF VEHICLES

         Notwithstanding the provisions of Clauses 5.1 and 5.2, the Security Trustee acknowledges and consents to:

         (a) a disposition (as such term is defined in the Credit Agreement) by the Company to CAC UK Funding Limited of Advances to Dealers, without the need for further notice to the Security Trustee; provided, however, that the debenture granted by CAC UK Funding Limited to the Security Trustee shall first be amended in a manner reasonably satisfactory to the Security Trustee to encumber any such Advances to Dealers (or other such property) transferred by the Company to CAC UK Funding Limited and provided further that any such disposition of any Advance to Dealer shall be made in connection with a Permitted Securitization by CAC UK Funding Limited involving such Advance to Dealer and/or otherwise in accordance with, and pursuant to, the terms and conditions of the Credit Agreement. Without prejudice to the foregoing, the Security Trustee shall, upon the written request and at the cost of the Company, execute and deliver to the Company an instrument or instruments in form reasonably acceptable to the Company acknowledging the release and discharge of those Secured Assets which are permitted to be sold or disposed of by the Company or any other grantor pursuant to a Permitted Securitization or otherwise pursuant to the Credit Agreement; and

         (b) the release of the fixed charge granted pursuant hereto in respect of any Vehicle upon the transfer of title in such Vehicle to a customer of the Company in accordance with the terms and conditions of any Irish Contract.

6.       CRYSTALLISATION OF FLOATING CHARGE

6.1      CRYSTALLISATION BY NOTICE

         The Security Trustee may at any time by notice in writing to the Company convert the floating charge referred to in Clause 3.3 (Floating charge) into a fixed charge with immediate effect as regards any Secured Asset specified in the notice which the Security Trustee shall consider to be in danger of seizure, distress, diligence or other legal process or otherwise for any reason whatsoever in jeopardy.

6.2      AUTOMATIC CRYSTALLISATION

         Notwithstanding Clause 6.1 (Crystallisation by notice) and without prejudice to any rule of law having a similar effect, the floating charge shall automatically be converted into a fixed charge with immediate effect as regards all assets subject to the floating charge created by Clause 3.3 (Floating charge) on:

         (a) any Secured Asset becoming subject to a Security Interest other than a Permitted Security Interest or being disposed of contrary to the provisions of Clause 7.1 (Restrictions on dealing) or otherwise being in jeopardy; or

         (b) any person levying or notifying the Company that it intends to levy any distress, execution, sequestration or other process against any Secured Asset; or

         (c) the Company ceasing to carry on business or to be a going concern; or

         (d)      the occurrence of an Enforcement Event; or

         (e) any of the Secured Liabilities becoming due and outstanding prior to their stated maturity; or

         (f) the presentation of a petition for the compulsory winding up of or the making of an administration order in relation to the Company or the convening of a meeting for the passing of a resolution for the voluntary winding up of the Company.

7.       RESTRICTIONS ON DEALING WITH THE SECURED ASSETS

7.1      RESTRICTIONS ON DEALING

         The Company represents, warrants and undertakes to the Security Trustee that save with the prior written consent of the Security Trustee:

         (a) it has and will at all times during the subsistence of the Security have legal title to and is and at all times during the subsistence of the Security will be entitled to the entire beneficial interest in the Secured Assets free from Security Interests (save for Permitted Security Interests) and will not create or attempt to create or permit to arise or subsist any Security Interest on any of the Secured Assets;

         (b) save as permitted by the Credit Agreement or this Debenture it has not sold or agreed to sell or otherwise disposed of or agreed to dispose of and will not at any time during the subsistence of the Security sell, assign, part with, transfer, lease, licence or otherwise dispose of the benefit of all or any of the Company's right, title and interest in and to the Secured Assets or any part of them and will not agree to or grant any option in respect of any of the above, with the exception of:

                  (i) sales of its stock in trade at not less than market value in the ordinary course of its business;

                  (ii) the use of cash for the acquisition of goods or services in the ordinary course of its business; and

                  (iii) the sale or disposal of all or any of its undertaking and assets for the time being subject to the floating charge created pursuant to Clause 3.3 (Floating charge) in the ordinary course of its business until such time as such floating charge is converted into a fixed charge pursuant to Clause 6 (Crystallisation of Floating Charge) or by operation of law; and

         (c) (i) upon or after the occurrence of an Enforcement Event and upon receipt of a notice from the Security Trustee requiring the establishment of a Special Account (or Special Accounts), it will promptly pay into a Special Account all monies which it may receive in respect of the Debts immediately on receipt and it will not be entitled to withdraw or transfer from the Special Accounts any monies standing to the credit of such Special Accounts or direct any payment to be made from such Special Accounts to any person, and (ii) until such payment into a Special Account of the nature referred to in sub-clause
                  (c) (i) will hold all monies which it may receive in respect of the Debts on trust for the Security Trustee and will not release, set-off, compound or deal with the Debts otherwise than by getting in and realising the same in the ordinary and proper course of its business (and for this purpose the realisation of Debts by means of block discounting, factoring or the like shall not be regarded as dealing in the ordinary and proper course of its business).

                                     PART 4

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

8.       REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS

         The Company makes the representations, warranties and covenants set out in this Clause to the Security Trustee.

8.1      DUE INCORPORATION

         It is a limited liability company, duly incorporated and validly existing under the laws of Ireland, capable of being sued in its own right and will not be entitled to claim immunity (whether on the basis of sovereignty or otherwise) from judicial proceedings including attachment (both before and after judgment), execution or otherwise.

8.2      CAPACITY

         It has and will at all times have the necessary power and existence to enter into and perform its obligations under this Debenture.

8.3      ENFORCEABILITY

         This Debenture constitutes, and will continue during the subsistence of the Security to constitute, its legal, valid, binding and enforceable obligations and is, and will continue during the subsistence of the Security to be, a first ranking Security Interest over the Secured Assets effective in accordance with its terms.

8.4      AUTHORISATIONS

         All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents or the like) in order:

         (a) to enable the Company lawfully to enter into and perform and comply with its obligations under or pursuant to this Debenture and to ensure that those obligations are valid, legally binding and enforceable;

         (b) to enable the Company to create the Security and to ensure that (subject to all necessary registrations being made) the Security is valid, legally binding and enforceable and has and will have the ranking which it is expressed to have;

         (c) to make this Debenture admissible in evidence in the courts of Ireland and each other jurisdiction in which any Secured Asset is located;

         (d) to enable the Company to own its assets and property and to carry on its business as it is currently being conducted; and

         (e) to ensure that no other party to any agreement or arrangement entered into by the Company becomes entitled to terminate such agreement as a consequence of the Company entering into this Debenture, have been taken, fulfilled and done (and in the case of consents and the like will remain in full force and effect during the subsistence of the Security).

8.5      COMPLIANCE WITH LAWS

         Its entry into and its performance of and compliance with its obligations under or pursuant to this Debenture and the creation of the Security does not and will not violate or exceed any borrowing or other powers or restrictions granted or imposed under or pursuant to:

         (a)      any applicable law to which it is subject;

         (b) any agreement or other Instrument binding on it or any of its assets; or

         (c)      its Memorandum and Articles of Association.

8.6      INSOLVENCY PROCEEDINGS

         It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief, threatened against it for its Dissolution.

8.7      INSURANCE POLICIES

         It has obtained and maintained all such insurance policies as would be maintained by prudent companies carrying on business of the type carried on by the Company at all relevant times and has complied in all material respects with the terms and conditions of such policies.

8.8      FINANCE OF ACQUISITION OF VEHICLES

         In connection with the conduct of business in relation to Vehicles or any other asset (including the financing of the acquisition thereof) the Company shall conduct such business substantially through Conditional Sale Agreements entered into pursuant to a Dealer Trading Agreement. Without prejudice to the foregoing, notwithstanding the ability of the Company to utilise CAC Loan Agreements and Bills of Sale to finance substantially the acquisition by Customers of Vehicles pursuant to the Dealer Trading Agreements, the Company has financed, and will continue to finance, substantially all acquisitions of Vehicles by way of Conditional Sale Agreements and not through any CAC Loan Agreement or Bill of Sale and, without prejudice to the generality of the foregoing, the Company has not accepted, and will not accept, any assignment of the right, title, interest and benefit, to or under any CAC Loan Agreements or Bills of Sale from any other member of the Group. The Company shall promptly supply the Security Trustee with copies of any documents other than Conditional Sale

         Agreements utilized by it in connection with the conduct of business in relation to Vehicles or any other assets.

9.       SPECIFIC COVENANTS

9.1      SPECIFIC COVENANTS

         Save with the prior written consent of the Security Trustee, the Company shall at all times during the subsistence of the Security:

         (A)      ACCESS

                  (i) upon prior written notice from the Security Trustee, permit the Security Trustee and/or its representatives or agents free access at all reasonable times to inspect and take copies and extracts from the books, accounts and records of the Company and such other documents as the Security Trustee may reasonably require and furnish the Security Trustee with all information and facilities which it may require and pay all reasonable expenses incurred by the Security Trustee in connection with the above; and

                  (ii) grant the Security Trustee and/or its legal or other advisers on request all reasonable facilities to enable it or them to carry out at the Company's expense such investigation of title to any Secured Assets and enquiries into matters in connection with the same as would be carried out by a prudent person;

         (B)      INSURANCES

                  maintain, with financially sound and reputable insurers, insurance with respect to its material property and business against such casualties and contingencies, of such types (including insurance with respect to losses arising out of such property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of companies of established reputations engaged in the same or similar business and similarly situated (and including such lender loss payee clauses and/or endorsements as the Security Trustee or the Banks may request following the delivery of the Collateral Documents (as defined in the Credit Agreement) pursuant to clause 7.20 of the Credit Agreement), provided that such insurance is commercially available, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent and consistent with sound financial and business practice;

         (C)      INTELLECTUAL PROPERTY

                  (i) use its best endeavours to detect any infringement of the Intellectual Property and if it shall become aware of any such infringement to give the Security Trustee immediately all information in its possession with regard to the same and at the request of the Security Trustee but at its own cost to take such steps as the Security Trustee may from time to time direct, including commencing and diligently prosecuting or permitting the Security Trustee in the name but at the expense of the Company to commence and prosecute all proceedings necessary to prevent such infringement or to recover damages in respect of the same;

                  (ii) lodge all notices, complete all filings and registrations and do all other acts as may be necessary to ensure that the Intellectual Property to which the Company is or may become entitled is valid and subsisting and remains vested in the Company and to take all such actions and proceedings as are necessary to protect such Intellectual Property and if any or all such Intellectual Property shall at any time become void to lodge all notices and do all other acts as may be necessary to restore such Intellectual Property to the Company and in particular to pay all such fees as may be necessary for all of the above at least 14 days before the same shall become due; and

                  (iii) do all such things as are necessary to maintain and keep in force such of its Intellectual Property as is material to its business;

         (D)      COMPLIANCE WITH LAWS

                  comply in all material respects with the provisions of all applicable laws and every notice, order, direction, licence or permission given or made under such applicable laws;

         (E)      RECORDS

                  keep its books of account and prepare all financial statements in accordance with accounting principles generally accepted in Ireland consistently applied and procure that there is furnished to the Security Trustee:

                  (i) such information, financial or otherwise, as the Security Trustee may from time to time reasonably request regarding the affairs of the Company or all or any part of the Secured Assets; and

                  (ii) details of any litigation, arbitration or administrative proceedings in progress pending or, to the knowledge of the Company, threatened against it which might have a material adverse effect on the Company's ability to perform its obligations under this Debenture as soon as the Company becomes aware of such details;

         (F)      CONTRACTS AND DOCUMENTS

                  diligently pursue any remedies available to it for any breach of, or in respect of any claim in relation to, any Irish Contract or Document;

         (G)      INTERCOMPANY LOANS

                  keep a full written record evidencing all Intercompany Loans and provide copies of such record to the Security Trustee free of charge within 10 Business Days of receiving a written request from the Security Trustee for a copy of such record;

         (H)      VAT

                  (i) not, without the prior written consent of the Security Trustee, exercise any option, election or discretion to charge VAT or transfer the right to recover any VAT or levy VAT or to treat supplies made by it as taxable supplies for the purposes of VAT; and

                  (ii) if the Security Trustee so requires, exercise any option, election or discretion which may now or from time to time be available to it to charge VAT or to treat supplies made by it as taxable supplies for the purposes of VAT; and

         (I)      GENERAL

                  conduct and carry on its business in a proper and efficient manner, keep or cause to be kept proper books of account relating to such business, not make any material alteration in the nature of such business which would constitute a change from that carried on at the date of this Debenture and not take any step or omit to take any step the taking or omission of which might have a material adverse effect on the value of the Company's goodwill.

9.2      EVIDENCE OF COMPLIANCE

         The Company shall at all times during the subsistence of the Security and if the Security Trustee so requires, give to the Security Trustee evidence sufficient to satisfy it that the provisions of this Clause 9 (Specific Covenants) have been complied with.

9.3      LIMITATION ON POWERS

         None of the covenants in Clause 9 (Specific Covenants) shall be construed as limiting any powers exercisable by any Receiver under this Debenture.

9.4      NECESSITATED AMENDMENTS OR SUPPLEMENTS TO THIS DEBENTURE

         Should the Company seek the written consent of the Security Trustee to undertake any activity which is expressly prohibited under Clause 9.1 (Specific Covenants) and which the Company has therein covenanted that it will not undertake, the Company hereby agrees that it will at its expense execute and deliver such additional security document or such amendment to this Debenture as the Security Trustee requires and will reimburse the Security Trustee for all reasonable costs and expenses (including, but not limited to, legal fees) of the Security Trustee in connection with the negotiating, drafting, execution, delivery and registration of such additional security document or such amendment (as applicable).

                                     PART 5

                                   ENFORCEMENT

10.      POWER TO REMEDY

10.1     ENTRY, POSSESSION AND POWER TO REMEDY

         The Company shall upon 5 days prior notice (except if an Enforcement Event has occurred and is continuing, where no prior notice shall be required) permit the Security Trustee and/or its representatives, agents or contractors free access at reasonable times to enter or take possession of all or any part of the Secured Assets to:

         (a)      view the state and condition of the same;

         (b) comply with or object to any direction or notice or other matter served on the Company; or

         (c) carry out any repairs or take any other action (including the payment of money) which the Security Trustee shall consider necessary or desirable in connection with such Secured Assets to remedy any failure to comply with any covenant contained in Clause 9 (Specific Covenants), and in any such case without becoming liable to account as mortgagee in possession;

         provided, however, that the Security Trustee acknowledges that, in exercising the rights and privileges conferred in this Clause 10.1, it or its agents, representatives or contactors may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Company has a proprietary interest. The Security Trustee agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the Company, any such information, practices, books, correspondence and records furnished to them except that the Security Trustee may disclose such information (i) to its officers, directors, employees, agents, legal advisers, accountants, auditors, affiliates, advisors or representatives (provided that such persons are informed of the confidential nature of such information); (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Security Trustee or its officers, directors, employees, agents, legal advisers, accountants, auditors, affiliates, advisors or representatives; (iii) to the extent such information was available to the Security Trustee on a non-confidential basis prior to its disclosure to the Security Trustee hereunder; (iv) to the extent the Security Trustee is (A) required in connection with any legal or regulatory proceeding or (B) requested by any bank or other regulatory authority to disclose such information; (v) to any prospective assignee of any note or other instrument evidencing any of the Secured Liabilities; provided, however, that the Security Trustee shall notify such assignee of the confidentiality provisions of this Clause 10.1 and such assignee shall agree to be bound thereby; or (vi) to any Bank, subject to the confidentiality provisions contained in this Debenture and the Credit Agreement and any other Loan Documents to which it is a party, upon the request of such party following the occurrence and during the continuance of any Enforcement Event (but with no obligation on the part of any such Bank to return such information to the Security Trustee or the Company if any such Enforcement Event is subsequently cured or waived).

10.2     INSURANCES

         If the Company shall fail to comply with any of its obligations as to insurance, the Security Trustee may, but shall not be required to, take out, renew or maintain such insurance either in its own name, in its name and that of the Company jointly or in the name of the Company with the Security Trustee's interest noted on the policy, in such sum as the Security Trustee may think expedient.

10.3     INDEMNITY

         The Company shall on demand indemnify the Security Trustee and the Banks on a full indemnity basis in respect of any and all costs, damages and expenses incurred by the Security Trustee or the Banks pursuant to Clauses 10.1 (Entry, possession and power to remedy) and
         10.2 (Insurances), together with interest at the Default Rate from the date of payment by the Security Trustee or the Banks until repayment, whether before or after judgment and notwithstanding any release or discharge of all or any part of the Security, indemnify the Security Trustee and the Banks on a full indemnity basis in respect of any and all actions, proceedings, demands, claims, losses, liabilities, costs and expenses arising as a result of any breach of Clause 9 (Specific Covenants) or otherwise relating to all or any part of the Secured Assets save to any costs, charges or expenses incurred as a result of the Security Trustee's own negligence or wilful default.

11.      ENFORCEMENT

11.1     ENFORCEMENT

         On or at any time after the occurrence of an Enforcement Event:

         (a) the Security Trustee shall cease to be under any further commitment to the Company and may at any time (notwithstanding any conflicting agreement or arrangement) declare the Secured Liabilities (or such of them as the Security Trustee may specify) to be immediately due and payable or payable immediately on demand; and

         (b) the Security shall become immediately enforceable and the power of sale and other powers conferred by the Conveyancing Acts as varied or extended by this Debenture and all the powers, authorities and discretions conferred by this

                  Debenture expressly or by implication on any Receiver or otherwise conferred by statute or common law on mortgagees or receivers shall become immediately exercisable by the Security Trustee, whether or not it shall have appointed a Receiver, without the restrictions contained in the Conveyancing Acts as to the giving of notice or otherwise.

11.2     POWER OF SALE

         Upon the occurrence and during the continuance of an Enforcement Event, the statutory powers of sale and of appointing a receiver conferred by
         Section 19 of the Conveyancing and Law of Property Act, 1881 will immediately arise and be exercisable by the Security Trustee free from the restrictions contained in Section 20 of that Act.

11.3     CONSOLIDATION

         The restriction on the consolidation of mortgages contained in Section 17 of the Conveyancing and Law of Property Act, 1881 shall not apply to this Debenture or to any Security.

12.      APPOINTMENT OF RECEIVER

12.1     APPOINTMENT OF RECEIVER

         Without prejudice to any statutory or other powers of appointment of the Security Trustee under the Conveyancing Acts as extended by this Debenture or otherwise, on or at any time after the occurrence and during the continuance of an Enforcement Event or if the Company so requests in writing at any time the Security Trustee may without further notice to the Company appoint by writing under hand of a duly authorised officer or under seal any one or more persons qualified to act as a receiver, receiver and manager either solely, jointly, severally or jointly and severally to be a Receiver of all or any part of the Secured Assets and except as otherwise required by statute may remove any such Receiver and appoint another or others in his or their place. The forgoing powers of appointment of a receiver are in addition to and not to the prejudice of all statutory and other powers of the Security Trustee under the Conveyancing Acts (and so that any statutory power of sale would be exercisable without the restrictions contained in Sections 19 and 20 of the Conveyancing and Law of Property Act,
         1881) or otherwise, and so that such powers will be and remain exercisable by the Security Trustee in respect of any part of the Secured Assets in respect of which no appointment of a Receiver by the Security Trustee is for the time being subsisting, notwithstanding that an appointment under the powers of this Clause 12.1 shall have subsisted and been withdrawn in respect of that part of the Secured Assets or shall be subsisting in respect of any other part of the Secured Assets.

12.2     POWERS OF RECEIVER

         Every Receiver shall have in relation to the Secured Assets (and every reference in this Clause to "Secured Assets" shall be read as a reference to that part of the Secured Assets in respect of which such Receiver was appointed) the powers granted by the Conveyancing Acts to any receiver appointed under the Conveyancing Acts, all as varied and extended by this Debenture and in addition, but without prejudice to the generality of the above, shall have power to do the following:

         (a) enter upon, take possession of, collect and get in the Secured Assets or any part of them and collect and get in all rents and other income whether accrued before or after the date of his appointment and for those purposes make such demands and take such actions or proceedings as may seem expedient;

         (b) comply with and perform all or any of the acts, matters, omissions or things covenanted to be done or omitted by the Company under this Debenture;

         (c) carry on, manage, develop, reconstruct, amalgamate or diversify the business of the Company to the extent contained in the Secured Assets or any part of it in such manner as he shall in his discretion think fit (including, without prejudice to the generality of the above, to purchase supplies and materials);

         (d) sell by public auction or private contract, let, grant, surrender or accept surrenders of leases or tenancies of, grant rights, licences, options or easements in relation to, otherwise deal with or dispose of and exercise all or any rights, powers and discretions incidental to the ownership of, all or any part of the Secured Assets in the name of and on behalf of the Company or otherwise or concur in doing any of the above in such manner and generally on such terms and conditions and for such consideration (whether in cash, debentures, shares, stocks, securities or other valuable consideration and whether payable by a lump sum or by instalments) as he may think fit and carry out any such sale by conveying by deed or transferring in the name and on behalf of the Company or otherwise and taking such steps so that plant, machinery and other fixtures and fittings may be severed and sold separately from the premises containing them and apportion any rent and the performance of any obligations;

         (e) repair, decorate, furnish, maintain, alter, improve, renew or add to the Secured Assets or any part of them as he shall think fit and effect, maintain, renew or increase indemnity insurance and other insurances and obtain bonds;

         (f) appoint or dismiss managers, agents, officers, employees, servants, builders or workmen and employ professional advisers and others at such salaries or for such remuneration as he may think fit;

         (g) perform, repudiate, rescind, vary or enter into any arrangement or compromise any contracts or agreements which he may consider expedient;

         (h) settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the business of the Company or all or any of the Secured Assets or in any way relating to the Security and bring, prosecute, defend, enforce, compromise, submit to and discontinue any actions, suits, arbitrations or proceedings whatsoever whether civil or criminal;

         (i) enter into, complete, disclaim, abandon, disregard, determine or rectify all or any of the outstanding contracts or arrangements of the Company and allow time for payment of any unsecured or secured debts;

         (j) exercise or permit the Company or any nominee of the Company to exercise any powers or rights incidental to the ownership of the Secured Assets or any part of them in such manner as he may think fit;

         (k) form a Subsidiary or Subsidiaries of the Company and transfer, lease or licence to any such Subsidiary or any other person all or any part of the Secured Assets on such terms and conditions as he may think fit;

         (l) purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the carrying on, improvement or realisation of all or any part of the Secured Assets or the business of the Company or otherwise for the benefit of all or any part of the Secured Assets;

         (m) exercise any powers and discretions conferred on a landlord or a tenant by any applicable law in relation to all or any part of the Secured Assets;

         (n) in the exercise of any of the powers, authorities and discretions conferred on him by this Debenture or for any other purpose to raise and borrow money either unsecured or secured and either in priority to, pari passu with or subsequent to the Security and generally on such terms and conditions as he may think fit;

         (o) give valid receipts for all monies and execute all discharges, assurances and things which may be proper or desirable for realising the Secured Assets or any part of them and redeem, discharge or compromise any security whether or not having priority to the Security or any part of it;

         (p) execute and do all such other acts, things and deeds as he may consider necessary or desirable for the realisation or preservation of the Secured Assets or any part of them or incidental or conducive to any of the matters, powers, discretions or authorities conferred on or vested in him under or by virtue of this Debenture or otherwise and exercise in relation to the Secured Assets or any part of them, and at the cost of the Company, all such powers, discretions, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of the same; and

         (q) use the name of the Company or his own name to exercise all or any of the powers conferred by this Debenture.

12.3     AGENT OF THE COMPANY

         Any Receiver appointed under this Debenture, whether acting solely or jointly shall be the agent of the Company and the Company will be solely responsible for his acts and defaults and the Security Trustee will have power from time to time to fix the remuneration of any Receiver appointed by the Security Trustee and to direct payment thereof out of the Secured Assets or any part thereof by the Company will alone be liable for the payment of such remuneration and the provisions of Section 24 of the Conveyancing and Law of Property Act, 1881 (as modified by the provisions of this Debenture) with the exception of sub-sections 6 and 8 will apply hereto.

12.4     JOINT APPOINTMENT

         If at any time two or more persons have been appointed as Receivers of the same part of the Secured Assets, each one of such Receivers shall be entitled to exercise individually all of the powers and discretions conferred on Receivers under this Debenture to the exclusion of the other or others of them in relation to any of the Secured Assets in respect of which he has been appointed unless the Security Trustee shall state otherwise in the document appointing him.

12.5     LIABILITY OF SECURITY TRUSTEE AND RECEIVER

         (a) Neither the Security Trustee nor any Receiver appointed under this Debenture will be liable to account as mortgagee or mortgagees in possession in respect of any of the Secured Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever (except to the extent that the same results from the Security Trustee's or the Receiver's negligence or wilful default) in connection with any of the Secured Assets for which a mortgagee in possession might as such be liable, and all costs, charges and expenses incurred by the Security Trustee or any Receiver appointed under the Debenture (including the costs of any proceedings to enforce the security hereby given) shall be paid by the Company on a solicitor and own client basis and be charged on the Secured Assets.

         (b) In the event that the Security Trustee takes possession under this Debenture of the Secured Assets or any part or parts of the Secured Assets or otherwise exercises any statutory powers or any additional powers set forth in this Debenture, it will not be accountable as a mortgagee in possession of the Secured Assets.

         (c) In the event that the Security Trustee or any Receiver appointed by the Security Trustee under this Debenture enters into possession of any of the Secured Assets, the Security Trustee or such Receiver as the case may be is hereby irrevocably authorised as agent of the Company to list, and to remove, store, sell or otherwise dispose of, all or any furniture or other chattels which have not been removed from the said property at the expiration of seven days from the date of such entry into possession, and any list so made will be conclusive evidence as between the Security Trustee and such Receiver and the Company of their matters therein contained, and the Company shall indemnify the Security Trustee and the Receiver against all claims and demands in respect of such removal, storage, sale or other disposition and against all costs and expenses incurred in connection therewith.

         (d) The Security Trustee will not be liable for any involuntary losses which may happen in or about the exercise or execution of the statutory power of sale or any of the powers or trusts expressed or implied which may be vested in the Security Trustee by virtue of this Debenture.

12.6     SECURITY TRUSTEE AS MORTGAGEE IN POSSESSION

         In addition to the statutory powers incidental to the estate or interest of mortgagees contained in Section 19 of the Conveyancing and Law of Property Act, 1881 at any time after the Security Trustee in accordance with the provisions of this Debenture enters into possession of the Secured Assets or any part of the Secured Assets the Security Trustee will have power to:

         (a) effect and carry out upon any building or erection for the time being comprised in such part of Secured Assets of which the Security Trustee is in possession any such repairs, amendments, alterations and additions as the Security Trustee may reasonably consider necessary or desirable for the maintenance or protection of all or any part of the Secured Assets;

         (b) demise or agree any of the Secured Assets or any part of the Secured Assets of which the Security Trustee is in possession for such period at such rent and upon such terms with or without premium or fine in all respect as the Security Trustee may from time to time think fit; and

         (c) perform or cause to be performed all acts and things requisite or desirable according to the law of the country in which the Secured Assets of which the Security Trustee is in possession is situate for the purpose of giving effect to the exercise of any of the said powers, authorities and discretions.



13.      PROTECTION OF THIRD PARTIES

         No purchaser, mortgagee or other person dealing with a Receiver or the Security Trustee shall be concerned to enquire whether the Secured Liabilities have become payable, whether any power which he or it is purporting to exercise has become exercisable, whether any money is due under this Debenture, as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with such Receiver or the Security Trustee.

14.      APPLICATION OF PROCEEDS

14.1     ORDER OF PRIORITY

         Any monies received by the Security Trustee or any Receiver pursuant to this Debenture or under the powers conferred by this Debenture shall, after the occurrence of an Enforcement Event and payment of any claims having priority to the Security, be applied in the following order, but without prejudice to the right of the Security Trustee or the Banks to recover any shortfall from the Company:

         (a) where applicable, in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and the exercise of all or any of his powers;

         (b) where applicable, in payment of the Receiver's remuneration at such rate as may be agreed with the Security Trustee;

         (c) in or towards payment of the Secured Liabilities in such order as the Security Trustee in its absolute discretion thinks fit; and

         (d) in payment of the surplus (if any) to the person or persons entitled to it.

14.2     SPECIAL ACCOUNTS

         During the subsistence of the Security (and upon or after the occurrence of an Enforcement Event) the Security Trustee may, in its discretion, apply any part of the monies standing to the credit of the Special Accounts in accordance with this Clause.

14.3     INSURANCE PROCEEDS

         After occurrence of an Enforcement Event, all monies received by the Company by virtue of any insurance on the Secured Assets, whether or not effected pursuant to this Debenture and whether the event by virtue of which such monies became payable occurred before, on or after the date of this Debenture, shall be deemed part of the Secured Assets and (subject to any rights of third parties arising under any statute for the time being relating to the application of insurance monies and under any lease under which any Property is demised or let to or by the Company), shall, save with the prior written consent of the Security Trustee, be paid to the Security Trustee. Any monies so paid to the Security Trustee or otherwise received by the Security Trustee by virtue of any such insurance shall be applied in accordance with the provisions of the Credit Agreement. Any monies received by the Company by virtue of any such insurance shall be held on trust for the Security Trustee until such monies are paid to the Security Trustee in accordance with this Clause. The Company waives any right it may have to require that any such monies be applied in or towards making good the loss or damage in respect of which they became payable.

14.4     SUSPENSE ACCOUNT

         The Security Trustee or any Receiver may credit any monies to a suspense account for so long and in such manner as the Security Trustee or any Receiver may from time to time determine and the Receiver may retain the same for such period as the Receiver and the Security Trustee consider expedient.

15.      POWER OF ATTORNEY

15.1     APPOINTMENT

         The Company irrevocably and by way of security appoints the Security Trustee and any Receiver and every delegate referred to in Clause 19 (Delegation) and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to, after the occurrence and during the continuance of an Enforcement Event execute (using the corporate seal, if appropriate), deliver and perfect all Instruments and do such other acts and things which may be required or which the attorney may consider desirable:

         (a) to carry out any obligation imposed on the Company by this Debenture;

         (b) to carry into effect any sale, lease or other dealing whatsoever by the Security Trustee or any Receiver;

         (c) to convey or transfer any legal estate or other interest in land or any other property whatsoever;

         (d)      to get in all or any of the Secured Assets; and

         (e) generally to enable the Security Trustee and any Receiver to exercise the respective powers, authorities and discretions conferred on them by this Debenture or by law,

         and the Company covenants with the Security Trustee to ratify and confirm all acts and things done by such attorney in the exercise or purported exercise of its powers and all monies spent by such attorney shall be deemed to be expenses incurred by the Security Trustee under this Debenture.

15.2     INTENTIONALLY BLANK

                                     PART 6

                      SECURITY TRUSTEE'S ADDITIONAL RIGHTS

16.      GENERAL SECURITY PROVISIONS

16.1     ADDITIONAL SECURITY

         This Debenture, the Security and the rights, powers and remedies given to the Security Trustee under this Debenture shall be in addition to and independent of and shall not prejudice, affect or merge in any other Security Interest, any guarantee or other Instrument (whether given by the Company or any other person) or any other right, power or remedy vested in the Security Trustee or which the Security Trustee may at any time hold in respect of or in connection with any or all of the Secured Liabilities and shall not be affected by any release, reassignment or discharge of such Security Interest, guarantee or Instrument or right, power or remedy. All the rights, powers and remedies so vested may be exercised from time to time as often as the Security Trustee may deem expedient.

16.2     WAIVER OF DEFENCES

         Without prejudice to the other provisions of this Clause 16, the obligations of the Company and the rights, powers and remedies of the Security Trustee under this Debenture and the Security or by applicable law will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release, prejudice or otherwise affect all or any of such obligations, remedies, rights, powers or Security including:

         (a) any time or waiver or any other indulgence or concession granted to, or composition with, any other person;

         (b) the taking, variation, compromise, exchange, realisation, renewal or release of, or refusal or neglect to perfect, register, renew, take up, fully take up or enforce, any rights against, or security over the assets of, any other person or any non-presentation or non-observance of any formality or other requirement in respect of any Instrument or any failure to realise, or fully realise the full value of, any security;

         (c) any incapacity, lack of power, authority or legal personality or Dissolution or change in the members, status, constitution, ownership or control of any other person;

         (d) any variation (however fundamental), replacement or amendment of, or waiver or release granted under or in connection with, any Document or any other document or security;

         (e) any unenforceability, illegality or invalidity of any obligation of any person under any Document or any other document or security; or

         (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Document resulting from any Dissolution or from any applicable law.

16.3     NEW ACCOUNT

         At any time following:

         (a) the Security Trustee's receipt of notice (either actual or constructive) of any subsequent Security Interest affecting the Secured Assets which is not permitted under the terms of the Credit Agreement;

         (b)      the Dissolution of the Company, or

         (c) any assignment or transfer of all or any of the Secured Assets in breach of Clause 7.1 (Restrictions on dealing),

         the Security Trustee may open a new account or accounts in the name of the Company (whether or not it permits any existing account to continue). If the Security Trustee does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the Dissolution commenced from that time, all payments made by the Company to the Security Trustee or received by the Security Trustee for the account of the Company shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount secured by this Debenture at the time when the Security Trustee received or was deemed to have received such notice or, as the case may be, the Dissolution commenced.

16.4     NON-COMPETITION

         (a) Until the Discharge Date, the Company shall not by virtue of any payment made, security realised or monies received for or on account of the liability of any third party:

                  (i) be subrogated to any rights of, or security or monies held, received or receivable by, the Security Trustee or the Banks or be entitled to any right of contribution or indemnity in respect of the same;

                  (ii) claim, rank, prove or vote as a creditor of any such third party or its estate in competition with the Security Trustee or the Banks; or

                  (iii) receive, claim or have the benefit of any payment, distribution or security from or on account of any such third party or exercise any right of set-off as against such third party.

         (b) The Company will hold on trust for, and immediately pay or transfer or assign to, the Security Trustee any payment or the benefit of any security received by it in breach of this Clause 16.4. If the Company exercises any right of set-off contrary to the above, it will immediately pay an amount equal to the amount set-off to the Security Trustee.

16.5     ENTRY INTO POSSESSION

         If the Security Trustee or any Receiver shall enter into possession of all or any part of the Secured Assets, the Security Trustee or such Receiver may at any time go out of such possession. Neither the Security Trustee nor any Receiver shall in any circumstances be liable to account to the Company for anything except its or his actual receipts or be liable to the Company for any loss or damage arising from any realisation of all or any part of the Secured Assets or from any act, default or omission in relation to all or any part of the Secured Assets.

17.      RETENTION OF SECURITY

17.1     AVOIDANCE OF PAYMENTS

         No assurance, security or payment which may be avoided or adjusted under any applicable law relating to bankruptcy or insolvency or under any legislation binding on the Company in a jurisdiction other than Ireland and no release, settlement, discharge or arrangement given or made by the Security Trustee on the faith of any such assurance, security or payment shall prejudice or affect the right of the Security Trustee or the Banks to recover from the Company and from the Security the Secured Liabilities (including any monies which it may have been compelled by due process of law to refund under any relevant legislation any costs payable by it pursuant to or otherwise incurred by it in connection with such process).

17.2     REINSTATEMENT

         If any payment by the Company or any discharge given by the Security Trustee or any Bank (whether in respect of the obligations of the Company or any Security Interest for those obligations or otherwise) is avoided or reduced as a result of Dissolution:

         (a) the liability of the Company shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

         (b) the Security Trustee and/or the Banks, as the case may be, shall be entitled to recover the value or amount of that Security Interest or payment from the Company, as if the payment, discharge, avoidance or reduction had not occurred.

18.      CUSTODY

         The Security Trustee shall be entitled to provide for the safe custody by third parties of all certificates and documents of title relating to the Secured Assets and shall not be responsible for any loss or damage occurring to or in respect of the same unless such loss or damage arises as a result of the Security Trustee's negligence or wilful misconduct.

19.      DELEGATION

         The Security Trustee may at any time and from time to time delegate by power of attorney or in any other manner to any persons or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Security Trustee under this Debenture in relation to all or any part of the Secured Assets. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions as the Security Trustee may think fit. The Security Trustee shall not be in any way liable or responsible to the Company for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate. Such delegation shall not preclude the subsequent exercise of such powers, authorities and discretions by the Security Trustee itself nor preclude the Security Trustee from making a subsequent delegation of the same to another person or from revoking any such delegation.

20.      PRIOR CHARGES

         In the event of there being a prior Security Interest to the Security and proceedings or steps being taken to exercise or enforce any powers or remedies conferred by such prior Security Interest against all or any of the Secured Assets, the Security Trustee or any Receiver appointed under this Debenture in respect of such Secured Assets may (but without prejudice to any other rights of a Receiver) redeem such prior Security Interest or procure its transfer to itself or such Receiver, as the case may be, and may settle and pass the accounts of any prior mortgagee, chargee or encumbrance. Any account so settled and passed shall be conclusive and binding on the Company and all the principal, money, interest, costs, charges and expenses of and incidental to such redemption or transfer shall be paid to the Security Trustee on demand together with interest at the Default Rate on the same from the earlier of the date of demand and the date of payment by the Security Trustee until the date of payment by the Company, whether before or after judgment. All the powers, authorities and discretions conferred by a prior Security Interest upon any prior mortgagee, chargee or encumbrancer or any receiver under such prior Security Interest shall be exercisable by the Security Trustee or a Receiver in a like manner as if the same were expressly included in this Debenture and the Security Trustee or such Receiver shall be entitled to exercise all the powers, authorities and discretions of a receiver, receiver and manager or administrative receiver appointed under such prior Security Interest.

21.      SET-OFF

         Without prejudice to any rights the Security Trustee may have at law, in equity or otherwise, following an Enforcement Event, the Security Trustee or the Banks may, without notice to the Company, combine or consolidate all or any sums standing to the credit of the Company's accounts with the Security Trustee or the Banks with the Secured Liabilities and/or set-off or transfer any such sums in or towards the satisfaction of any of the Secured Liabilities and may do so notwithstanding that the balances on such accounts and such Secured Liabilities may not be expressed in the same currency or any specified maturity of such deposits and for the purpose of exercising any rights under this Clause or applicable law the Security Trustee or the Banks is authorised to effect any necessary conversions at the Security Trustee or the Banks' own rate of exchange then prevailing. Neither the Security Trustee nor the Banks shall be obliged to exercise any right given to it by this Clause.

22.      CURRENCY INDEMNITY

         If any sum due from the Company under this Debenture or any order or judgment given or made in relation to this Debenture has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the Company, (b) obtaining an order or judgment in any court or other tribunal, (c) enforcing any order or judgment given or made, or (d) applying the same in satisfaction of any of the Secured Liabilities, the Company shall, as a separate and independent obligation, indemnify and hold harmless the Security Trustee or the Banks from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Trustee or the Banks may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof or for application in satisfaction of the Secured Liabilities.

                                     PART 7

                                  MISCELLANEOUS

23.      COSTS

23.1     COSTS AND EXPENSES

         The Company shall on demand and on a full indemnity basis pay to the Security Trustee the amount of all reasonable costs and expenses (including reasonable legal and out-of-pocket expenses and any VAT on such costs and expenses) which the Security Trustee incurs in connection with:

         (a) the preparation, negotiation, execution and delivery of this Debenture;

         (b)      any stamping or registration of this Debenture;

         (c) any actual or proposed amendment of or waiver or consent under or in connection with this Debenture;

         (d)      any discharge or release of this Debenture;

         (e) the preservation or exercise (or attempted preservation or exercise) of any rights, remedies or powers under or in connection with, and the enforcement (or attempted enforcement) of, this Debenture and the perfection or enforcement of any other security for or guarantee in respect of the Secured Liabilities;

         (f) the taking or holding of the Security or any proceedings in relation to the same or to all or any of the Secured Assets; and

         (g) any advice obtained in relation to any other matter or question arising out of or in connection with this Debenture,

         together with interest at the Default Rate on the same from the earlier of the date of demand and the date of payment by the Security Trustee until the date of payment by the Company, whether before or after judgment.

23.2     TAXES

         The Company shall pay all stamp, registration and other taxes to which this Debenture or any judgment or order given in connection with this Debenture may at any time be subject and shall on demand indemnify the Security Trustee against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying the same.

24.      INDEMNITY

24.1     GENERAL INDEMNITY

         The Company shall on demand and on a full indemnity basis indemnify and keep indemnified the Security Trustee and the Banks and every Receiver, attorney, manager, agent or other person appointed by the Security Trustee or the Banks under this Debenture and their respective employees in respect of all liabilities and reasonable expenses incurred or suffered by any of them in or directly or indirectly as a result of the exercise or purported exercise of any of the powers, authorities or discretions vested in them under this Debenture and against all actions, proceedings, losses, costs, claims and demands suffered or incurred by any of them in respect of any matter or thing done or omitted relating to the Secured Assets together with interest at the Default Rate on the same from the earlier of the date of demand and the date of payment by such person until the date of payment by the Company, whether before or after judgment. The Security Trustee and any such Receiver may retain and pay all sums in respect of the same out of any monies received by it or him pursuant to this Debenture.

24.2     INDEMNITY FOR BREACH

         The Company shall on demand and on a full indemnity basis indemnify and keep indemnified the Security Trustee and the Banks in respect of all actions, proceedings, demands, reasonable costs and reasonable expenses occasioned by any breach of any of its covenants or other obligations under this Debenture together with interest at the Default Rate on the same from the earlier of the date of demand and the date of payment by the Security Trustee or the Banks until the date of payment by the Company, whether before or after judgment.

25.      TRANSFERS

25.1     SECURITY TRUSTEE

         This Debenture is freely assignable or transferable by the Security Trustee.

25.2     COMPANY

         The Company may not assign or transfer any of its obligations under this Debenture or enter into any transaction which would result in any of those obligations passing to another person.

25.3     DISCLOSURE

         The Security Trustee may, with the consent of the Company (such consent not be unreasonably withheld or delayed), disclose to any person related to it and/or any person to whom it is proposing to transfer or assign or has transferred or assigned this

         Debenture any information about the Company and any person connected or associated with it.

26.      PROPERTY OF SECURITY TRUSTEE

         This Debenture is and will remain the property of the Security Trustee.

27.      SECURITY TRUSTEE'S CERTIFICATE OR DETERMINATION

         A certificate or determination of the Security Trustee as to any matter provided for in this Debenture shall, in the absence of manifest error, be conclusive and binding on the Company.

28.      NOTICES

28.1     COMMUNICATIONS IN WRITING

         Any communication to be made under or in connection with this Debenture shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2     ADDRESSES

         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Debenture is that identified with its name below or any substitute address, fax number or department or officer as the relevant Party may notify to the other Party by not less than 15 Business Days' notice.

28.3     DELIVERY

         Any communication or document made or delivered by one Party to another under or in connection with this Debenture will only be effective:

         (a)      if by way of fax, when received in legible form; or

         (b) if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

28.4     ENGLISH LANGUAGE

         (a) Any notice given under or in connection with this Debenture must be in English.

         (b) All other documents provided under or in connection with this Debenture must be:

                  (i)      in English; or

                  (ii) if not in English, and if so required by the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.      PARTIAL INVALIDITY

         If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of the Security Trustee, any right or remedy under this Debenture shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Debenture are cumulative and not exclusive of any rights or remedies provided by law.

31.      AMENDMENTS AND WAIVERS

         Any term of this Debenture may be amended or waived only with the written consent of the Security Trustee and the Company and any such amendment or waiver will be binding on all Parties.

32.      COUNTERPARTS

         This Debenture may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

33.      INTENTIONALLY BLANK




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
34.      SECURITY TRUSTEE NOT COLLATERAL AGENT

         34.1     NOT COLLATERAL AGENT

         This Debenture has been granted in favour of the Security Trustee, in its capacity as Security Trustee for the Banks under the Credit Agreement, and not in its capacity as collateral agent for the Banks and other creditors under the Intercreditor Agreement.

         34.2     SECURITY TRUSTEE

         The Security Trustee shall hold the benefit of all covenants, charges and other undertakings given by the Company pursuant to this Debenture upon trust for itself and each of the Banks.

                                     PART 8

                          GOVERNING LAW AND ENFORCEMENT

35.      GOVERNING LAW

         This Debenture is governed by Irish law.

36.      ENFORCEMENT

36.1     JURISDICTION OF IRISH COURTS

         (a) The courts of Ireland have exclusive jurisdiction to settle any dispute arising out of or in connection with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture) (a "DISPUTE").

         (b) The Parties agree that the courts of Ireland are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

         (c) This Clause 36.1 is for the benefit of the Security Trustee and the Banks only. As a result, neither the Security Trustee nor the Banks shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Trustee or the Banks may take concurrent proceedings in any number of jurisdictions.



THIS DEBENTURE has been executed as a deed on the date stated at the beginning of this Debenture and is delivered on the date stated at the beginning of this Debenture.

GIVEN UNDER THE COMMON SEAL                       /s/ Steven Jones
OF CREDIT ACCEPTANCE                              ----------------
CORPORATION IRELAND LIMITED in                    Director
the presence of:
                                                  /s/ Mark Thoms
                                                  --------------
                                                  Director/Secretary

Address of the               17 Dame Street
Company:                     Dublin 2

Fax:                         +44 1903 605 450

Attention:                   Company Secretary

                             Mark Thoms

With a copy to:              Credit Acceptance Corporation
                             25505 West Twelve Mile Road
                             Southfield
                             MI 48034

                             USA

Fax:                         001 248 827 8542

Attention:                   Douglas W. Busk

THE BANKS

Signed for and on behalf of COMERICA
BANK as Security Trustee                 )

By:  /s/ Caryn Dorfman                   )
     -----------------
      Vice President                     )

Name:           Comerica Bank

Address:        One Detroit Center, MC3245,

                500 Woodward Avenue,

                Detroit, Michigan 48226,

                USA

Fax:            313 222 3503

Attention:      Caryn Dorfman











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